EXHIBIT 99.4

Exchange Offers for

Any and All of the Outstanding

5.0% Contingent Convertible Senior Notes due 2023

(CUSIP Nos. 985509 AM 0 and 985509 AN 8)

in Exchange for

5.0% Net Share Settled Contingent Convertible Senior Notes due 2023

and

Any and All of the Outstanding

3.375% Contingent Convertible Senior Notes due 2023

(CUSIP Nos. 985509 AP 3 and 985509 AQ 1)

in Exchange for

3.375% Net Share Settled Contingent Convertible Senior Notes due 2023

which will be Registered under

the Securities Act of 1933, as Amended,

Prior to Closing

of

Yellow Roadway Corporation

To Our Clients:

Enclosed for your consideration is a preliminary prospectus, dated November 30, 2004 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer of Yellow Roadway Corporation (the “Company”) to exchange its 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “New 5.0% Notes”), for its outstanding 5.0% Contingent Convertible Senior Notes due 2023 (the “Existing 5.0% Notes”) and to exchange its 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “New 3.375% Notes,” and together with the New 5.0% Notes, the “New Notes”), for its outstanding 3.375% Contingent Convertible Senior Notes due 2023 (the “Existing 3.375% Notes,” and together with the Existing 5.0% Notes, the “Existing Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal (collectively, the “Exchange Offers”). Capitalized terms not defined herein are defined in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be promptly forwarded to us in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 12:01 a.m., New York City time, on December 29, 2004, unless extended by the Company (the “Expiration Date”). Any Existing Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

•	The Exchange Offers are for any and all Existing Notes.

•	The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions for Completion of the Exchange Offers.”

•	Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

•	The Exchange Offers expires at 12:01 a.m., New York City time, on December 29, 2004, unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Existing Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Yellow Roadway Corporation with respect to its Existing Notes.

This will instruct you to tender the Existing Notes indicated below (or, if no number is indicated below, all Existing Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing Notes held by you for my account in the principal amounts as indicated below:

5.0% Contingent Convertible Senior Notes due 2023

CUSIP No. 985509 AM 0

Tender $                     (principal amount)*

CUSIP No. 985509 AN 8

Tender $                     (principal amount)*

3.375% Contingent Convertible Senior Notes due 2023

CUSIP No. 985509 AP 3

Tender $                     (principal amount)*

CUSIP No. 985509 AQ 1

Tender $                     (principal amount)*

☐  Please do not tender any Existing Notes held by you for any account.

Dated:                                         , 2004

  Signature(s):

  Print name(s) here:

  (Print Address(es)):

  (Area Code and Telephone Number(s)):

  (Tax Identification or Social Security Number(s)):

  *Must be in denominations of $1,000 or any integral multiple thereof.

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing Notes held by us for your account.